UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2021

ENVIRONMENTAL CONTROL CORP.
.(Exact name of registrant as specified in its charter)

Nevada	005-87948	20-3626387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3209, South Building, Building 3 No. 39 Hulan West Road Baoshan District Shanghai, PRC
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +18621601569

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2021, Environmental Control Corp., a Nevada corporation (the “Company”), entered into a Company Acquisition Agreement (the “Acquisition Agreement”) with Yong Bai Chao New Retail (Shenzhen) Co. Ltd. (“YBC"). Pursuant to the terms of the Acquisition Agreement, the Company agreed to acquire all of the issued and outstanding securities of YBC in exchange for 50 million shares of our common stock. After the consummation of the acquisition, the Company is obligated change its name to Yong Bai Chao New Retail Corp. Wang Fei, our sole executive officer and director, also serves as the Chief Executive Officer and Director of YBC. The closing of this transaction is subject to certain terms and conditions more fully described in the Acquisition Agreement. In effectuating the share exchange, the Company intends to rely on the exemption from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Acquisition Agreement is qualified in its entirety by reference to the Acquisition Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits.

Number	Exhibit
10.1	Company Acquisition Agreement, dated September 14, 2021, by and between Environmental Control Corp. and Yong Bai Chao New Retail (Shenzhen) Co. Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Environmental Control Corp.

Date: September 14, 2021	By:	/s/ Wang Fei
Wang Fei Chief Executive Officer

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